EXHIBIT 10.4

                                                                  EXECUTION COPY



                                PERSONAL GUARANTY
                                -----------------

      This PERSONAL GUARANTY (this "Guaranty"), dated as of November 30, 2001, is made by ISAAC PERLMUTTER, an individual having an address at the date hereof at P.O. Box 1028, Lake Worth, FL 33460 (the "Guarantor"), in favor of HSBC BANK USA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties referred to in the Credit Agreement (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, pursuant to the Credit Agreement, dated as of November 30, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Marvel Enterprises, Inc. (the "Borrower"), the various financial institutions and other Persons from time to time parties thereto (the "Lenders"), the Administrative Agent and HSBC Securities (USA), Inc., as sole Lead Arranger and sole Bookrunner, the Lenders and the Issuer (such capitalized term, and other capitalized terms used in these recitals without definition to have the meaning set forth in the Credit Agreement) have extended Commitments to make Credit Extensions to the Borrower;

      WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty;

      WHEREAS, the Guarantor owns a substantial equity interest in the Borrower and it is in the best interest of the Guarantor to execute this Guaranty, inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower pursuant to the Credit Agreement; and

      WHEREAS, all obligations of the Guarantor pursuant to this Guaranty are secured by the Perlmutter Security Agreement;

      NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the Issuer to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the benefit of each Secured Party, as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "Administrative Agent" is defined in the preamble.

      "Borrower" is defined in the first recital.

      "Credit Agreement" is defined in the first recital.

      "Guarantor" is defined in the preamble.

      "Guaranty" is defined in the preamble.

      "Lender" and "Lenders" are defined in the first recital.

      SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II

                               GUARANTY PROVISIONS

      SECTION 2.1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

            (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of (i) an amount equal to 25% of the principal Obligations and/or Reimbursement Obligations with respect to all Credit Extensions made under the Credit Agreement and outstanding from time to time and (ii) an amount equal to the difference between the amount required to be maintained in the Cash Reserve Accounts pursuant to Section 7.1.10 of the Credit Agreement and the amount on deposit in such Cash Reserve Accounts from time to time at the end of each Fiscal Quarter; provided that (x) the amount guaranteed any payable by the Guarantor pursuant to this Guaranty at any time under the foregoing subclause (ii) shall not exceed $10,000,000 and the amount guaranteed under the foregoing subclauses (i) and (ii) shall not exceed $30,000,000 in the aggregate and (y) all amounts payable under this Guaranty shall be payable directly to (and only to) the Administrative Agent for the benefit of the Secured Parties, and

            (b) indemnifies and holds harmless the Administrative Agent and each other Secured Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Administrative Agent and such Secured Party in enforcing any rights under this Guaranty.

This Guaranty constitutes a guaranty of payment when due and not merely of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

      SECTION 2.2. Acceleration of Guaranty. The Guarantor agrees that, in the event of any Default described in any of clauses (a) through (d) of Section
8.1.9 of the Credit Agreement, and if such Default shall occur at a time when any of the Obligations of the Borrower may not then be due and payable, the Guarantor agrees that it will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

      SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full, all obligations of the Guarantor hereunder, if any, shall have been paid in full, all Letters of Credit have terminated or expired,


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

all Rate Protection Agreements have been terminated and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of any other Loan Document;

            (b) the failure of any Secured Party

                  (i) to assert any claim or demand or to  enforce  any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or

                  (ii) to exercise any right or remedy against any other
            guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor;

            (d) any reduction, limitation, impairment or termination of the Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Borrower, any other Obligor or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or other Loan Document;

            (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party securing any of the Obligations of the Borrower or any other Obligor; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

      SECTION 2.4. Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party, upon the insolvency, bankruptcy or reorganization (or similar event) of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

      SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action


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against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

      SECTION 2.6. Postponement of Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise (not including payments expressly permitted to be made under the Credit Agreement) until the prior payment, in full and in cash, of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit, the termination of all Rate Protection Agreements and the termination of all Commitments. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full of all Obligations of the Borrower and each other Obligor shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

            (a) the Guarantor has made payment to the Secured Parties of all or any part of the Obligations of the Borrower or any other Obligor, and

            (b) the Termination Date has occurred,

each Secured Party agrees that, at the Guarantor's request and expense, the Administrative Agent, on behalf of the Secured Parties, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of the Borrower and each other Obligor resulting from such payment by the Guarantor. In furtherance of the foregoing, prior to the Termination Date, the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to any Secured Party.

      SECTION 2.7. Successors, Transferees and Assigns; Transfers of Notes, etc. This Guaranty shall:

            (a) be binding upon the Guarantor, and his successors, transferees, assigns, estate, heirs and personal representatives; and

            (b) inure to the benefit of and be enforceable by the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement.

      SECTION 2.8. Payments; Application. The Guarantor hereby agrees with each Secured Party as follows:

            (a) All payments made by the Guarantor hereunder will be made in Dollars to the Administrative Agent, without set-off, counterclaim or other defense and in accordance with Sections 4.6, 4.7 and 4.9 of the Credit Agreement, free and clear of and without deduction for any


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

      Taxes, the Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 4.6, 4.7 and 4.9 of the Credit Agreement in respect of all payments made by him hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the "Borrower" in such Sections shall be deemed to be references to the Guarantor, and references to "this Agreement" shall be deemed to be references to this Guaranty.

            (b) All payments made hereunder shall be applied upon receipt (i) first, to the payment of all Obligations owing to the Administrative Agent; (ii) second, after payment in full of the amounts specified in clause (b)(i), to the ratable payment of all other Obligations (other than Hedging Obligations) owing to the Secured Parties; (iii) third, after payment in full of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of all Hedging Obligations with Lenders (at the time of creation thereof or thereafter becoming Lenders); and (iv) fourth, after payment in full of the amounts specified in clauses (b)(i), (b)(ii), and (b)(iii), and following the Termination Date, to the Guarantor or any other Person lawfully entitled to receive such surplus.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, and to induce Secured Parties to enter into Rate Protection Agreements, the Guarantor represents and warrants to each Secured Party as set forth in this Article.

      SECTION 3.1. Competency. The Guarantor, at the time of executing this Guaranty, is over the age of 18 years and is of sound mind, memory and understanding and not under any restraint or in any respect incompetent to enter into this Guaranty and the Perlmutter Security Agreement.

      SECTION 3.2. Non-Contravention, Etc. The execution, delivery and performance by the Guarantor of this Guaranty and the Perlmutter Security Agreement do not contravene or result in a default under (a) any contractual restriction binding on or affecting the Guarantor, (b) any court decree or order binding on or affecting the Guarantor or (c) any law or governmental regulation binding on or affecting the Guarantor.

      SECTION 3.3. Government Approval, Regulation, Etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required for the consummation of this Guaranty and the Perlmutter Security Agreement or the due execution, delivery or performance by the Guarantor of this Guaranty or the Perlmutter Security Agreement.

      SECTION 3.4. Validity, Etc. This Guaranty and the Perlmutter Security Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditors' rights generally and by general principles of equity).

      SECTION 3.5. Financial Information. The financial statements of the Guarantor furnished to the Administrative Agent pursuant to Section 4.1.1 present fairly the financial condition of the Guarantor as at the dates thereof. There are no material liabilities of the Guarantor of any kind whatsoever, whether


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

accrued, contingent, absolute, determined, determinable, or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than those liabilities provided for or disclosed in the most recently delivered financial statements.

      SECTION 3.6. No Material Adverse Change. There has been no material adverse change in the net worth, assets, financial condition, or prospective financial position of the Guarantor since December 31, 2000.

      Section 3.7. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to the Administrative Agent by or on behalf of the Guarantor in connection with this Guaranty or any other Loan Document contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with this Guaranty or any Loan Document by or on behalf of Guarantor to the Administrative Agent will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

      SECTION 3.8. Priority of Security Interests. The Liens granted to the Administrative Agent in the Collateral (as defined in the Perlmutter Security Agreement) are first priority (or the local equivalent thereof) security interests and no Liens exist on any of the collateral described above other than the Liens created in favor of the Administrative Agent pursuant to a Loan Document.

      SECTION 3.9. Further Assurances. The Guarantor represents that he has knowledge of the Borrower's and each other Obligor's financial condition and affairs and that he has adequate means to obtain from the Borrower and each other Obligor on an ongoing basis information relating thereto and to the Borrower's and such Obligor's ability to pay and perform the Obligations, and agrees to assume the responsibility for remaining informed as to such matters for so long as this Guaranty is in effect. The Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Obligor for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower or any other Obligor that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantor, or might (or does) materially increase the risk of the Guarantor as guarantor, or might (or would) affect the willingness of the Guarantor to continue as a guarantor of the Obligations.

                                   ARTICLE IV

                                 COVENANTS, ETC.

      SECTION 4.1. Covenants. The Guarantor covenants and agrees that at all times prior to the Termination Date he will perform or cause to be performed the obligations set forth below.

      SECTION 4.1.1. Financial Information, Reports, Notices, Etc. The Guarantor will furnish or cause to be furnished to the Administrative Agent copies of the following financial statements, reports, notices and information (all in form reasonably satisfactory to the Administrative Agent):

      (a) promptly after becoming available and in any event within 90 days after the end of each calendar year, a copy of the balance sheet of the Guarantor and the related statements of income and cash flow of the Guarantor for such calendar year setting forth in comparative form the figures for the immediately preceding calendar year, such annual statements to be audited (without any Impermissible Qualification) by independent public accountants acceptable to the Administrative Agent;


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      (b) such other  financial and other  information  related to the Guarantor and the transactions contemplated by the Loan Documents as the Administrative Agent may from time to time reasonably request.

      SECTION 4.1.2. Collateral Accounts, Etc. The Guarantor will maintain an amount equal to at least $20,000,000 in the Collateral Account (as defined in the Perlmutter Security Agreement) as of the last Business Day of each Fiscal Quarter.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

      SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

      SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon the Guarantor and his successors, transferees, assigns, estate, heirs and personal representatives and shall inure to the benefit of and be enforceable by each Secured Party and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor may not assign any of his obligations hereunder without the prior written consent of the Required Lenders.

      SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, mailed or telecopied or delivered, if to the Guarantor, at the address or facsimile number of the Guarantor specified on the signature page hereto, and if to to the Administrative Agent, at its address or facsimile number specified in the Credit Agreement, or, in either case, at such other address or facsimile number as may be designated by any such party in a notice to the other parties. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

      SECTION 5.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 5.6. Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

      SECTION 5.7. Setoff. In addition to, and not in limitation of, any rights of any Secured Party under applicable law, each Secured Party, upon the occurrence and continuance of any Event of Default described in any of clauses
(a) through (d) of Section 8.1.9 of the Credit Agreement and, to the extent that


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the  obligations  of this  Guaranty  cannot  be  satisfied  from the  Collateral
Account, shall have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Secured Party or any agent or bailee for
such  Secured  Party;  provided,   however,  that  any  such  appropriation  and
application shall be subject to the provisions of Section 4.8 of the Credit Agreement.

      SECTION 5.8. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      SECTION 5.9. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

      SECTION 5.10. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2 OF THE CREDIT AGREEMENT. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH HE MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO HIMSELF OR HIS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW SUCH IMMUNITY IN RESPECT OF HIS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

      SECTION 5.11. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT ON BEHALF OF THE SECURED PARTIES AND THE GUARANTOR HEREBY KNOWINGLY,

VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY OR HE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GUARANTOR. THE ADMINISTRATIVE AGENT ON BEHALF OF THE SECURED PARTIES AND THE GUARANTOR EACH ACKNOWLEDGES AND AGREES THAT THEY AND HE HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

      SECTION 5.12. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SECTION 5.13. Acknowledgement and Agreement. The Guarantor hereby expressly acknowledges and agrees that (a) the provisions of the final two sentences of the third paragraph of the Commitment Letter dated September 28, 2001 between the Borrower and the Arranger shall survive the execution and delivery of this Guaranty and the Guarantor agrees promptly to take all action at its expense reasonably necessary to effectuate such provisions and (b) the representations and warranties made by the Guarantor in any Loan Document shall survive the execution and delivery of such Loan Document.

            IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.

                                GUARANTOR:

                              /s/ Isaac Perlmutter
                                ------------------------------------
                                Isaac Perlmutter
                                    Address:   P.O. Box 1028
                                               Lake Worth, FL 33460









Acknowledge and Accepted:
HSBC BANK USA,
  as Administrative Agent

By /s/ Vivek Khanna
   --------------------
   Title: Vice President

STATE OF FLORIDA                    )
                                    ) ss.
COUNTY OF ________________          )

            On November 28, 2001 before me, Susanne Cipriani, a Notary Public in and for said State, personally appeared ISAAC PERLMUTTER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

            WITNESS my hand and official seal.

                                                  /s/ Susanne Cipriani
                                                  --------------------------
                                                  Signature

                                                                         Annex I
                                                                         -------



                                   Disclosures
                                   -----------